                                   EXHIBIT 11

                  Information Resources, Inc. and Subsidiaries

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                      1994                 1993                 1992
                                             ----------------------  -----------------   -----------------
                                                           Fully                Fully               Fully
                                              Primary     Diluted    Primary   Diluted   Primary   Diluted
                                             ----------  ----------  --------  --------  --------  --------
Year Ended December 31,
Net earnings (loss) for the period:
Earnings (loss) before cumulative
effect of change in accounting principle      $ (8,921)   $ (8,921)   $22,215   $22,215   $19,247   $19,247
Cumulative effect of change in accounting
principle                                       (6,594)     (6,594)     1,864     1,864        --        --
                                              --------    --------    -------   -------   -------   -------
Net earnings (loss)                            (15,515)    (15,515)    24,079    24,079    19,247    19,247
                                              --------    --------    -------   -------   -------   -------
Adjustment of net income for the
period for assumed interest reduction,
net of tax effect, pursuant to
modified treasury stock method (1)                  --          --         68        39        --        --
                                              --------    --------    -------   -------   -------   -------

Adjusted net earnings (loss) (A)              $(15,515)   $(15,515)   $24,147   $24,118   $19,247   $19,247
                                              ========    ========    =======   =======   =======   =======

Weighted common shares outstanding:             26,056      26,056     24,991    24,991    23,120    23,120

Net additional shares in excess of 20%
of outstanding issuable pursuant to
modified treasury stock method (1)                  --          --      1,848     2,169       618        --
Dilutive effect of options outstanding
during the period (2)                               --          --         --        --       768     1,697
                                              --------    --------    -------   -------   -------   -------

Total common and common
equivalent shares (B)                           26,056      26,056     26,839    27,160    24,506    24,817
                                              ========    ========    =======   =======   =======   =======

Earnings (loss) per common and common
equivalent shares (A) / (B):
Before cumulative effect of
accounting change                             $  (0.34)   $  (0.34)   $  0.83   $  0.82   $  0.79   $  0.78
Cumulative effect of accounting change           (0.26)      (0.26)      0.07      0.07        --        --
                                              --------    --------    -------   -------   -------   -------

Net earnings (loss)                           $  (0.60)   $  (0.60)   $  0.90   $  0.89   $  0.79   $  0.78
                                              ========    ========    =======   =======   =======   =======

 (1) The modified treasury stock method was used to compute earnings (loss) per common and common equivalent share for all quarters in 1994 and 1993 and for the quarters ended June 30 and September 30, 1992 since options and warrants outstanding exceeded 20% of shares of common stock outstanding. In applying the modified treasury stock method for all periods in 1994, stock options were not included as they were anti-dilutive. The treasury stock method was used to calculate earnings (loss) per common and common equivalent share for the quarters ending March 30 and December 31, 1992.

 (2) Since the fourth quarter incremental shares were greater than the average of the four quarters in 1993 and 1992, the fourth quarter incremental shares were used in the year-to-date fully diluted calculation.